ADDENDUM TO STOCK AND NOTE PURCHASE AGREEMENT
                              AND ESCROW AGREEMENT

     This Addendum to Stock and Note Purchase Agreement and Escrow Agreement ("Addendum and Escrow Agreement") is made as of June 26, 1996, by Insignia Commercial Group, Inc., a Delaware corporation ("Buyer"), Paragon Group L.P., a Delaware limited partnership ("PGL"), Texas Paragon Management Partners L.P., a Texas limited partnership ("TPMPL"), and Paragon Group Property Services, Inc., a Delaware corporation ("PGPSI"). PGL and TPMPL are referred to herein collectively as "Sellers."

                                    RECITALS

     Buyer, Sellers and PGPSI entered into that certain Stock and Note Purchase Agreement dated as of May 31, 1996 ("Stock Purchase Agreement").

     The  parties  to  the  Stock  Purchase   Agreement  wish  to  make  certain
modifications to the Stock Purchase Agreement, including modifications to the procedure for the Closing.

     In addition, the parties desire to create certain escrow procedures to facilitate the consummation of the Contemplated Transactions and the Closing.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows: AGREEMENT

      DEFINITIONS.

     1.1 "Buyer's Delivered Documents" shall mean the documents required by the Stock Purchase Agreement to be executed and/or delivered by Buyer, and/or related parties, to Sellers on or before the Closing Date, and required hereunder to be executed and/or delivered to Dallas Escrow Agent on the Delivery Date, and listed on Exhibit 1.1 hereto and appropriate counterparts of Sellers' Delivered Documents.

     1.2 "Delivery Date" shall mean June 28, 1996.

     1.3. "Escrow Release Date" shall mean that time at or after 9:00 a.m. (Central Daylight Time) July 1, 1996, when the conditions precedent to Sellers' obligation to close have been satisfied and the conditions precedent to Buyer's obligation to close have been satisfied and when




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the conditions in this Addendum and Escrow  Agreement,  including the procedural requirements for the Transferred Funds, have been satisfied, but in no event later than 9:00 a.m. (Central Daylight Time) July 5, 1996.

     1.4 "PGL Account" shall mean the account maintained at NationsBank, Dallas, Texas designated by PGL as the account into which certain funds shall be sent by wire transfer pursuant to this Addendum and Escrow Agreement.

     1.5 "Sellers' Delivered Documents" shall mean the documents required by the Stock Purchase Agreement to be executed and/or delivered by Sellers, and/or related parties, to Buyer on or before the Closing Date, and required hereunder to be executed and/or delivered to Nashville Escrow Agent on the Delivery Date, and listed on Exhibit 1.5. hereto and appropriate copies of Buyer's Delivered Documents.

     1.6. "Stock Certificates" shall mean the stock certificates representing the Shares.

     1.7. "Stock Purchase Escrow" shall mean: (a) the receipt of and holding in trust by Nashville Escrow Agent of (i) Sellers' Delivered Documents and (ii) the Stock Certificates; and (b) the receipt of and holding in trust by Dallas Escrow Agent of Buyer's Delivered Documents, in each case until the Escrow Release Date or until the Escrow Cancellation Date, as applicable.

     1.8 "Transferred Funds" shall mean the funds described on Exhibit 1.8, hereto, and transmitted by wire transfer to the PGL Account.

     All defined terms not defined herein shall be given the same meanings as such terms are given in the Stock Purchase Agreement.

      CLOSING DATE DESIGNATION; IFG WARRANT AGREEMENT EXERCISE PRICE

     2.1. For purposes of the Stock Purchase Agreement, in the event a Closing occurs under the Stock Purchase Agreement and this Addendum and Escrow
Agreement, the "Closing Date" and "Closing" shall be deemed to be concurrent with the Effective Time (the end of the day (midnight) Central Daylight Time June 30, 1996). Sellers' Closing Documents and Buyer's Closing Documents and other related documents entered into by the parties in connection with the Stock Purchase

Agreement and required hereunder to be delivered on the Delivery Date shall be dated as of June 30, 1996.

     2.2 The exercise price at which PGL shall be entitled to purchase shares of Common Stock of IFG under the IFG Warrant shall be calculated through the period ending at the close of business on June 25, 1996.

     EXTENSION OF TIME BY BUYER FOR PROVISION OF CERTAIN INFORMATION; SETTLE-UP WITH RESPECT TO CERTAIN OUTSTANDING MATTERS

     3.1 With respect to certain information described on Exhibit 3 hereto and required by the Stock Purchase Agreement to be provided to Buyer by Sellers as of the Closing Date, Sellers shall, on the Delivery Date, provide the most recent information available to Sellers in the Ordinary Course of Business, and shall update that information as soon as practicable after the Closing but in all events within thirty (30) days after the Delivery Date, except with respect to the information concerning the Performance Bonds, such information to be provided within seven (7) business days following the Closing. The information provided, when properly provided within the time allowed in this Section 3 and
Exhibit 3, of the Delivery Date, shall be deemed to have been provided as of the Closing Date.

     3.2 The parties agree that following reconciliation of the accounts listed on Item 1 and 2 of Exhibit 3, hereto, any liabilities and/or obligations arising in connection with such accounts shall remain with Sellers and any assets that remain following reconciliation of such accounts shall be the property of Sellers.

     MODIFICATION TO SECTION 2.4(b) AND 2.7(c) OF THE STOCK PURCHASE AGREEMENT IN CONNECTION WITH THE PAYMENT AMOUNTS AND PAYMENT PROCEDURE.

     4.1 Section 2.4(b) and Section 2.7(c) of the Stock Purchase Agreement are hereby amended, as necessary, to provide that Buyer shall transmit and deliver via wire transfer to the PGL Account, for the benefit of Sellers, Cooper and Means, all amounts due Sellers, Cooper and Means under the Stock Purchase Agreement, less all amounts due from Sellers to Buyer pursuant to Section 2.7(c)(iv), plus all amounts due from Buyer to Sellers under the Closing Allocation of Joint Assets Agreement, all as described on Exhibit 1.8 hereto.

     4.2 Section 2.7(c) is amended to provide that the payment required to be made by Sellers to Buyer in respect of the employer portion of tax and withholding liabilities in connection with the $650,000 bonus amount described in Section 2.7(c) shall be paid as follows: one and forty- five hundredths percent (1.45%) of such $650,000 shall be paid in connection with the payment of the Purchase Price, as described herein, and an adjustment, as necessary to reflect the actual liability with respect to such tax and withholding liabilities, shall be made on December 31, 1996.

     MODIFICATION TO SECTION 2.7(c)(vii) AND 2.17(d)(2) OF STOCK PURCHASE AGREEMENT.

     5.1 Section 2.7(c)(vii) of the Stock Purchase Agreement is hereby modified to allow Sellers or an affiliate thereof to maintain the PGPSI Plans listed on
Exhibit 5.1, hereto, instead of terminating such PGPSI Plans as currently required by such Section 2.7(c)(vii), provided, however, that (i) Sellers shall change no later than July 15, 1996 the Sponsor of such PGPSI Plans and Sellers shall promptly at or immediately after the Effective Time take all steps required to be taken to terminate PGPSI's connection with and relationship with such PGPSI Plans, (ii) all costs and expenses associated with the changes necessary to maintain the PGPSI Plans and/or to terminate PGPSI's connection and relationship of PGPSI with and to such PGPSI Plans shall be borne by Sellers,
(iii) all costs, expenses, liabilities and obligations accrued in respect of such PGPSI Plans after the Effective Time shall be borne by Sellers, and (iv) Sellers, jointly and severally, indemnify and hold harmless the Indemnified Persons for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of administration, investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim arising or resulting from, directly or indirectly, from or in connection with such PGPSI Plans allowed to remain in effect after the Effective Time. The foregoing costs of indemnification shall not be subject to the $25,000,000 indemnification limits of Section 10.2 of the Stock Purchase Agreement.

     5.2 Section 2.17(d)(2) clause (ii) of the Stock Purchase Agreement is amended by deleting its present provision and substituting in lieu thereof the following:

     "(ii) permit, at Sellers' expense, within a reasonable time following Closing, a bulk trustee-to-trustee transfer of assets of the tax qualified PGPSI 401(k) Plan that are held for the benefit of Non-Transition Employees or Transition Employees to the IFG 401(k) Plan; provided, however, that neither Buyer nor IFG shall be required to effectuate or accept the bulk trustee-to-trustee transfer to the IFG 401(k) Plan in the event Buyer reasonably determines (and provides written notice to PGL no later than July 31, 1996 of such determination) that the effectuation of such bulk trustee-to- trustee transfer would either impose substantial financial or administrative burdens or costs on IFG or the IFG 401(k) Plan or require substantial modifications to the terms or provisions of the IFG 401(k) Plan. Sellers shall bear all the costs and expenses of initial implementation of any such trustee-to-trustee transfer of assets and shall indemnify the Indemnified Parties for any such additional costs. The foregoing costs of indemnification shall not be subject to the $25,000,000 indemnification limits of Section 10.2 of the Stock Purchase Agreement."

6.    AMENDMENT TO SECTION 2.7(c) OF STOCK PURCHASE AGREEMENT.

     The following subsections shall be added to Section 2.7(c) of the Stock Purchase Agreement: (xiii) With respect to a proposed lease having Trinity Universal Life as lessee and J.P. Morgan as lessor at the 10,000 North Central office building in Dallas, Texas (the "TUL Lease") and a proposed lease having Hughes Electronics as lessee and Metropolitan Life Insurance Company as lessor at Valwood 25 in the Dallas, Texas area (the "HE Lease"), the projected $125,000 gross leasing commission respecting the TUL Lease and the projected $45,000 gross leasing commission respecting the HE Lease, if actually paid, after deduction for any and all expenses incurred in connection with such leases, including without limitation the payment of any amounts to employees or third parties in connection with such leases shall be allocated between Sellers and Buyer as follows:

          (1) if the TUL Lease or HE Lease becomes fully executed (and delivered) by the parties thereto on or before July 31, 1996, the net leasing commission attributable to such lease(s) which become executed (and delivered) during such period shall be allocated 50% to the Sellers and 50% to the Buyer;

          (2) if the TUL Lease or HE Lease becomes fully executed (and delivered) by the parties thereto after July 31, 1996 but before August 16, 1996, the net leasing commission attributable to such lease(s) which become executed (and delivered) during such period shall be allocated 25% to the Sellers and 75% to the Buyer; and

          (3) if the TUL Lease or HE Lease becomes fully executed (and delivered) by the parties thereto after August 15, 1996, all the net leasing commission attributable to such lease(s) which become executed (and delivered) during such period shall be allocated to Buyer.

     Notwithstanding anything to the contrary stated herein, (y) in respect of the commissions described in subsection (1) above, Sellers shall receive no more than 50% of $125,000 in connection with the TUL Lease and no more than 50% of $45,000 in connection with the HE Lease, in each case subject to Sellers' obligation to pay the appropriate portion of all expenses incurred in connection with such leases; and (z) in respect of commissions described in subsection (2) above, Sellers shall receive no more than 25% of $125,000 in connection with the TUL Lease and no more than 25% of $45,000 in connection with the HE Lease, in each case subject to the Sellers' obligation to pay the appropriate portion of all expenses incurred in connection with such leases. In all events, Buyer shall be entitled to receive the share described in subsections (1) and (2) above and all portions of gross leasing commissions greater than $125,000 for the TUL Lease and $45,000 for the HE Lease.

          (xiv) Sellers shall be entitled to receive 70% of any net acquisition/brokerage fees associated with the sale by AEW to IHG of the office building known as Hurstborne Business Center located in Louisville, Kentucky provided that any such sale closes after June 30, 1996, but before July 15, 1996.

7.    ADDENDUM TO SECTION 2.9 OF STOCK PURCHASE AGREEMENT.

          In addition to the requirement of Section 2.9 that the parties enter into a Tax Allocation Agreement, Sellers also agree to the following:

          Within sixty days following the Closing, Sellers will provide to Buyer all information reasonably necessary to prepare required annual federal and state information returns for the period January 1, 1996 through the date of closing. The information provided will include the data needed to complete Forms W-2, including a reconciliation of the Forms 941 for the first two quarters to the

     W-2 amounts. The data will be provided in spreadsheet format (either 1-2-3 by Lotus or Microsoft Excel) (or other format agreed to by both parties). Separate spreadsheets (or files) will be provided for each information return. Additionally (within the sixty day period), Sellers will also provide Buyer any permanent documents related to these reports, including vendor and employee lists (with name, address, federal identification number, and other relevant data), Form W-9, and related materials. Should any terminated employee(s) request his(their) form(s) W-2 under the procedures of Revenue Procedure 84-77, Sellers will prepare the necessary federal and state forms and provide them to the employee(s) and provide copies to Buyer. If requested by Buyer, Sellers will prepare and distribute required information returns for the period ending with the Closing Date; these reports will be distributed to the payees no later than January 22, 1997, and the copies for the employer and the government (including magnetic media) given to IFG's payroll department no later than January 24, 1997. Nothing herein shall obligate Sellers to provide Forms 1099 to Buyer prior to the tenth day before the date such Forms are required by applicable law to be filed.

8.    MISCELLANEOUS MODIFICATIONS AND ADDENDUMS TO THE STOCK PURCHASE
      AGREEMENT.

          8.1. The term "Sellers' Closing Documents" in Section 3.2 and the term "Buyer's Closing Document" in Section 4.2 is amended to include this Addendum and Escrow Agreement and that certain letter agreement dated as of the Closing Date by and among Sellers, Buyer and Cooper (the "Closing Date Letter Agreement").

          8.2. The provisions of Section 2.16(d) with respect to a lease/sublease in Louisville, Kentucky are amended to conform to the provisions of Section 4 of the Closing Allocation of Joint Assets Agreement.

          8.3. The forms of the Paragon Consulting/Non-Compete Agreement and the Cooper Consulting/Non-Compete Agreement are amended to the extent necessary to conform to the Letter Agreement.

          8.4. Personalty, including intangible personalty, which as of June 24, 1996 were assets of PGPSI used jointly in the operation of the PGPSI Commercial Division and in the operation of other business of PGPSI and whose ownership and use are not expressly allocated to Buyer or Sellers in the Closing Allocation Agreement (the "Unallocated Joint Assets") shall be used and allocated as set forth below:

               (a) any insurance policies insuring the life of Cooper shall be exclusively allocated and title transferred to Sellers or their designee at or prior to the Closing Date;

               (b) any tickets or rights to attend sports and entertainment events in the states of Kentucky and Missouri and in the city of Dallas, Texas (and within a 100 mile radius of Dallas) shall be exclusively allocated and transferred to Sellers or their designee at or prior to the Closing Date;

               (c) any (i) restricted stock agreements, (ii) employment agreements, (iii) non-solicitation agreements, (iv) non-compete agreements or (v) other employment arrangements, in each case between PGPSI and PGPSI employees or former employees (other than any such agreements between PGPSI and any PGPSI employees who become employees of Buyer or its designee, but not such agreements with Transition Employees) shall be assigned and transferred to Sellers (or their designee) at or prior to the Closing;

               (d) subject to subparagraphs 8.5(e) below, all other Unallocated Joint Assets shall continue to be available after the Closing Date for the joint and equitable use and benefit of Buyer and Sellers, it being expressly agreed that: (1) Buyer and Sellers shall pay each other reasonable rent or other amounts for the disproportionate use thereof (as measured by relative value, benefit and use between the PGPSI Commercial Division on the one hand and all other business segments of PGPSI on the other), and (2) with respect to intangible Unallocated Joint Assets, the beneficiaries (such as PGPSI respecting the pre-Closing PGPSI Commercial Division and New Paragon Residential respecting pre- Closing other business segments of PGPSI) of such intangible assets shall continue after the Closing Date to have the right to enforce the rights and obligations thereunder regardless of whether such intended beneficiary is the title holder of such personalty and Buyer and Sellers (and the respective affiliates of Buyer and Sellers) shall cooperate with each other to assist any intended beneficiary in realizing the intended benefits and right thereunder;

               (e) notwithstanding any provision of Section 8.5(d) to the contrary:(1) Buyer shall have the right to purchase (and shall pay to Sellers a fair price based on the relative value, benefit and use between the PGPSI Commercial Division on the one hand and all other business segments of PGPSI on the other) and to acquire the exclusive possessory use and title of any Unallocated Joint Assets which have been predominantly used in the operation of the PGPSI Commercial Division; and

     (2) Sellers shall have the right to purchase (and shall pay to Buyer a fair price based on the relative value, benefit and use between the PGPSI Commercial Division on the one hand and all other business segments of PGPSI on the other) and to acquire the exclusive title and possessory use of all Unallocated Joint Assets not described in subparagraph 8.5(e)(1) above.

     8.5 Section 2.7(b) of the Stock Purchase Agreement is amended to require the Initial Proration Report to be delivered in two parts, the first part within five (5) business days following thirty (30) days after the Closing and the second part within five (5) business days following sixty (60) days after the Closing.

9.    EXECUTION AND DELIVERY OF DOCUMENTS.

     9.1. Representatives of the parties shall convene at the offices of Sellers, 7557 Rambler Road, Dallas, Texas, on the Delivery Date and deliver into the Stock Purchase Escrow all documents required to be executed and/or delivered at or before Closing, including without limitation the Sellers' Closing Documents, the Closing Cooper Agreements, the Stock Certificates, and Buyer's Closing Documents.

     9.2. This Agreement shall not relieve any party of any obligation under the Stock Purchase Agreement to notify any other party if it becomes aware before the Closing Date of any fact or condition that causes or constitutes a Breach of any of its representations and warranties as of the date of the Stock Purchase Agreement and before the Closing Date, or if a party becomes aware of the occurrence after the date of the Stock Purchase Agreement of any fact or condition that would (except as expressly contemplated by the Stock Purchase Agreement or this Addendum and Escrow Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition, provided, however, that any notification or document delivery obligation arising on the Closing Date shall terminate at noon Central Daylight Time on the Closing Date. Notwithstanding such termination of the notification and document delivery obligation of the parties at noon Central Daylight Time on the Closing Date and notwithstanding any other provision in this Addendum and Escrow Agreement or of the Stock Purchase Agreement, each party shall have not less than twelve hours after actual receipt of any notice or document delivery from the other party to evaluate any information provided and respond to such information. Any correspondence, notice or other document delivered by one party to the other shall be deemed to be a Modification Notice if in the reasonable judgment of the deliveree party it has a material effect on the representations, warranties or other disclosures contained in or required to be made by the Stock Purchase Agreement or other Transaction Documents.

     9.3. Notwithstanding any other provision of this Addendum and Escrow Agreement or of the Stock Purchase Agreement any notice or document delivery obligation of a party hereto otherwise arising between 5 p.m. Central Daylight Time, Friday, June 28, 1996 and noon, Central Daylight Time on the Closing Date shall also include the obligation to use the notifying or delivering party's Best Efforts to contact Janice Cole by calling her beeper number (888/582-1781), and then personally conversing via telephone with Ms. Cole, with confirmation by facsimile, at 615-783-1099, of any information conveyed if Buyer is the notified or deliveree party or by contacting Lynn Caldwell at 214/821-1291, with confirmation by facsimile, at 214-891-2019, of any information conveyed, if Sellers or Cooper is the notified or deliveree party.

10.   THE CLOSING.

      The Closing shall be effectuated as follows:

     10.1. In the absence prior to the Effective Time, (a) of a facsimile notification by Buyer to Sellers of a failure of a condition precedent to Buyer's obligation to close, and/or (b) of facsimile notification by Sellers to Buyer of a failure of a conditition precedent to Sellers' obligation to close, all conditions precedent to Sellers' obligation to close and to Buyer's obligation to close shall be deemed to have been satisfied.

     10.2 If all conditions precedent to Sellers' obligation to close and to Buyer's obligation to close have been satisfied, Buyer shall, at or before 9:00 a.m. (Central Daylight Time) July 1, 1996, initiate the procedure to transmit by wire transfer to the PGL Account the funds required to be paid to Sellers, Cooper and Means pursuant to the Stock Purchase Agreement, the other Transaction Documents, and this Addendum and Escrow Agreement, all as described in Exhibit 1.8, hereto (once transferred, the "Transferred Funds.")

     10.3. The Stock Purchase Escrow Agents shall carry out their duties as Stock Purchase Escrow Agents, pursuant to this Addendum and Escrow Agreement.

11.   APPOINTMENT OF COUNSEL AS ESCROW AGENTS.

     11.1 With the approval of Buyer, the parties appoint Farris, Warfield & Kanaday, a Tennessee general partnership engaged in the practice of law with its offices in Nashville, Tennessee, as an escrow agent ("Nashville Escrow Agent"), to receive and hold Sellers' Delivered Documents and the Stock Certificates, from the Delivery Date until the Escrow Release Date or until the Escrow Cancellation Date, whichever first occurs.

     11.2 With the approval of Sellers, the parties appoint Stutzman & Bromberg, a Texas professional corporation engaged in the practice of law, as an escrow agent ("Dallas Escrow Agent"), to receive and hold Buyer's Delivered Documents from the Delivery Date until the Escrow Release Date or until the Escrow Cancellation Date, whichever first occurs.

     11.3 The parties acknowledge that Nashville Escrow Agent represents Buyer and IFG and that the Dallas Escrow Agent represents Sellers, Cooper and Means. The parties further acknowledge that the appointment and fulfillment of duties as escrow agent do not create an attorney/client relationship: (a) between Nashville Escrow Agent and any of Sellers, Cooper or Means, or (b) between Dallas Escrow Agent and either Buyer or ICG.

12.   DUTIES OF STOCK PURCHASE ESCROW AGENTS.

     Dallas Escrow Agent and Nashville Escrow Agent (collectively, the "Stock Purchase Escrow Agents") agree to take the following actions, with respect to which they shall have no discretion:

     12.1. Nashville Escrow Agent shall receive and hold in safe-keeping and trust the Sellers' Delivered Documents and the Stock Certificates, and Dallas Escrow Agent shall receive and hold in safe-keeping and in trust Buyer's Delivered Documents, according to the instructions provided herein and subject to other written instructions provided by Sellers or Buyer, as applicable, pursuant to the procedure described herein.

     12.2 PGL shall immediately notify Buyer, Dallas Escrow Agent and Nashville Escrow Agent, in writing by facsimile, of the receipt of the Transferred Funds into the PGL Account.

     12.3 Upon receipt of written notice delivered by PGL by facsimile that the Transferred Funds have been received, (a) Nashville Escrow Agent shall immediately release and deliver to Buyer the Stock Certificates and Sellers' Delivered Documents, and (b) the Dallas Escrow Agent shall immediately release and deliver to Sellers Buyer's Delivered Documents.

     12.4 If, prior to the Effective Time, Buyer notifies Sellers and Dallas Escrow Agent by facsimile of non-satisfaction of a condition precedent to Buyer's obligation to close and/or Sellers notify Buyer and Nashville Escrow Agent by facsimile of non-satisfaction of a condition precedent to Sellers' obligation to close, Nashville Escrow Agent shall return to Sellers via a recognized overnight delivery courier Sellers' Delivered Documents and the Stock Certificates, and Dallas Escrow Agent shall return to Buyer via a recognized overnight delivery courier Buyer's Delivered Documents.

     12.5. If, after the Effective Time and after the respective conditions precedent to Sellers' and Buyer's obligations to close have been deemed to be satisfied, the funds described on Exhibit 1.8 hereto are not wired by Buyer to nor received into the PGL Account by 9:00 a.m. (Central Daylight Time) on July 2, 1996, Nashville Escrow Agent shall, upon its receipt thereafter of facsimile notice by PGL of the failure of PGL Account to receive such funds, return, via a recognized overnight delivery courier, to Sellers Sellers' Delivered Documents and the Stock Certificates unless expressly instructed by facsimile otherwise in writing by PGL, and Dallas Escrow Agent shall return, via a recognized overnight delivery courier, to Buyer Buyer's Delivered Documents unless expressly instructed by facsimile otherwise in writing by Buyer.

     12.6. In all events, if prior to 9:00 a.m. (Central Daylight Time) on July 5, 1996 PGL has not received into the PGL Account the Transferred Funds and has not disseminated facsimile notices in accordance with this Addendum and Escrow
Agreement:

          (a)  Nashville   Escrow  Agent  shall  return  to  Sellers  the  Stock
     Certificates via a recognized overnight delivery courier and shall destroy all the Sellers' Delivered Documents; and

      (b) Dallas Escrow Agent shall destroy Buyer's Delivered Documents.

      13.   PERFORMANCE BONDS.

     With respect to the performance bonds described in Section 5.7 of the Stock Purchase Agreement:

          (a) Buyer shall cause such bonds to be replaced as soon as i commercially practicable; and

          (b) , subject to its obligations in 13(a) above, Buyer shall continue such bonds in effect until they are replaced (or their expiration, if earlier); and

          (c) except as may otherwise be provided in Sections 2.6, 2.7 and 10.2 of the Stock Purchase Agreement, Buyer hereby indemnifies Sellers against any loss, claims, ], damages or costs arising from or related to the continuation of the performance bonds after the Closing Date.

     14.  NO OTHER  CHANGES;  GENERAL  PROVISIONS  OF STOCK  PURCHASE  AGREEMENT
CONTROL.

     The execution, delivery and effectiveness of this Addendum and Escrow Agreement does not operate as an amendment to or modification or waiver of the Stock Purchase Agreement except with respect to the express terms herein and is subject to the specific conditions described herein. In addition, the general provisions of the Stock Purchase Agreement set forth in Sections 11.1 through 11.4, 11.6, 11.7, 11.8, and 11.10 through 11.15 are hereby incorporated by reference.

     IN WITNESS WHEREOF, the parties have executed and delivered this Addendum and Escrow Agreement as of the date first written above.


PARAGON GROUP L.P.                              PARAGON GROUP PROPERTY
                                                SERVICES, INC.
By: Paragon Group G Holdings, Inc.
      its General Partner


      By:   /s/ Steve Means                     By:  /s/ Steve Means
            ---------------                          ---------------
      Title:                                    Title:

TEXAS PARAGON MANAGEMENT PARTNERS               INSIGNIA COMMERCIAL GROUP,
L.P., a Texas limited partnership               INC.

By: PGI Management Holdings, Inc.               By:  /s/ Frank M. Garrison
                                                     ---------------------
    a Texas corporation
                                                Title:
      By: /s/ Steve Means
      -------------------

      Title:


ACKNOWLEDGED:



WILLIAM R. COOPER



STEVEN A. MEANS